POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lizette M. Pérez-Deisboeck and Christopher Schiavo and any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, until revoked in writing, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed in any and all capacities, including but not limited to his capacity as a managing member, member, former member or other beneficial owner of Battery Partners XII, LLC and Battery Partners XII Side Fund, LLC, or in his capacity as a managing member, member, former member or other beneficial owner of any entity formed to serve as a general partner or managing member of any alternative fund formed pursuant to the terms and provisions of the Limited Partnership Agreement of Battery Ventures XII, L.P. dated as of February 1, 2018 or the Limited Partnership Agreement of Battery Ventures XII Side Fund, L.P. dated as of February 1, 2018 (each such fund, an "Alternative Fund"), with respect to securities held by such signatory as a result of his relationship with any of the foregoing entities or with Battery Ventures XII, L.P., Battery Ventures XII Side Fund, L.P. or any Alternative Fund, pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Securities Act") or the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act"), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act, the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confi1ming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 2nd day of February, 2018.

/s/ Neeraj Agrawal
Neeraj Agrawal

/s/ Michael M. Brown
Michael M. Brown

/s/ Jesse R. Feldman
Jesse R. Feldman

/s/ Morad Elhafed
Morad Elhafed

/s/ Russell L. Fleischer
Russell L. Fleischer

/s/ Roger H. Lee
Roger H. Lee

/s/ Itzik Parnafes
Itzik Parnafes

/s/ Chelsea R. Stoner
Chelsea R. Stoner

/s/ Scott R. Tobin
Scott R. Tobin

/s/ Dharmesh D. Thakker
Dharmesh D. Thakker